UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Universal Business Payment Solutions Acquisition Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Financial Center
150 North Radnor-Chester Road, Suite F-200
Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 977-2482

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 6, 2012, UBPS entered into an Agreement and Plan of Merger, by and among UBPS, JP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of UBPS, JetPay, LLC, a Texas limited liability company (“JetPay”), WLES, L.P., a Texas limited partnership and Trent Voigt (the “JetPay Agreement”), in connection with the acquisition of JetPay and certain affiliated entities.

A current report on Form 8-K describing the JetPay Agreement was filed by UBPS on July 9, 2012 and the JetPay Agreement was more fully described in the Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on November 13, 2012 (the “Proxy Statement”).

On December 4, 2012, UBPS and JetPay entered into the Third Amendment to the JetPay Agreement (the “Jet Pay Amendment”), pursuant to which the relevant parties amended the consideration due and payable at closing. Pursuant to the JetPay Amendment, for every share in excess of 4,740,746 shares of common stock of UBPS, par value $0.001 per share (“UBPS Common Stock”), that is to be redeemed for a pro rata portion of the funds held in trust, the cash consideration to be paid into the escrow account established at JPMorgan Chase Bank, N.A. at closing will be reduced by the product of such excess redemptions and $6.08, up to a maximum of $10,000,000 and the merger consideration to be paid into such escrow account will be increased by the lesser of (i) the product of such excess redemptions and $6.08, divided by $6.00 and (ii) 1,666,667 shares.

The foregoing description of the JetPay Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the JetPay Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Information

The special meeting of UBPS warrantholders and the special meeting of UBPS stockholders is scheduled to be held at 11:00 a.m. Eastern Standard Time on December 11, 2012 at the offices of Dechert LLP 2929 Arch Street, 21st Floor, Philadelphia, PA 19104.

Financing

On November 30, 2012, UBPS determined that it would be unable to obtain the financing from ABRY Partners identified in the Proxy Statement, which is more fully described in the Proxy Statement. In the absence of financing to replace the proposed ABRY Partners’ financing, UBPS will be unable to complete the proposed acquisition of each of Francis David Corporation d/b/a Electronic Merchant Systems (“EMS”), JetPay and the ADC Entities under the terms of the agreements with each of the parties. UBPS intends to move forward with two potential options, (i) negotiate with EMS to alter the consideration payable to the sellers of EMS in order to accept additional shares of UBPS Common Stock in lieu of cash at closing, or (ii) proceed with a two-company transaction involving UBPS, JetPay and the ADC Entities. The transaction wherein EMS may accept additional shares in lieu of cash is described in the Unaudited Pro Forma Condensed Combined Financial Information included in the Proxy Statement.

UBPS intends to fund the transactions contemplated by the JetPay Agreement and the Agreement and Plan of Merger, dated as of July 6, 2012, by and among UBPS, ADC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of UBPS, AD Computer Corporation, a Pennsylvania corporation, (“ADC”), Payroll Tax Filing Services, Inc., a Pennsylvania corporation (together with ADC, the “ADC Entities”), Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Anitch as Representative (the “ADC Agreement”), in connection with the acquisition of ADC and certain affiliated entities through a combination of funds remaining in its trust account, a $9,000,000 term loan entered into by the ADC Entities with Metro Bank and the potential assumption of approximately $8,000,000 in notes payable by JetPay to a former owner.

To the extent that funds remaining in its trust account are insufficient, pursuant to the JetPay Amendment, JetPay’s owner has agreed to substitute up to $10,000,000 in cash payable for up to 1,666,667 shares of UBPS Common Stock. Since such additional shares would only be issued to the extent more than 4,740,746 shares of UBPS Common Stock exercise their rights to redeem their shares, and any shares that are redeemed will be cancelled, the dilutive effect to UBPS’s shareholders from the issuance of such additional shares will be minimal.

Replacement Supplemental Unaudited Pro Forma Condensed Combined Financial Information

On November 30, 2012, UBPS determined that it would be unable to obtain the financing from ABRY Partners identified in the Supplemental Unaudited Pro Forma Condensed Combined Financial Information in the Proxy Statement which was mailed to UBPS security holders on or about November 14, 2012. In the absence of available financing to replace the proposed ABRY Partners’ financing identified in the previously filed Supplemental Unaudited Pro Forma Condensed Combined Financial Information, that scenario becomes unviable, as the Company would not have sufficient cash to complete the proposed acquisition of each of Francis David Corporation d/b/a Electronic Merchant Systems (“EMS”), JetPay and the ADC Entities. UBPS intends to move forward with two potential alternatives, (i) convince EMS to change its compensation under the Agreement to accept additional shares in lieu of cash, or (ii) proceed with a two-company transaction involving UBPS, JetPay, and the ADC Entities. The transaction wherein EMS may accept additional shares in lieu of cash was previously described in the Unaudited Pro Forma Condensed Combined Financial Information included in the Proxy Statement.

The following unaudited pro forma condensed combined financial statements of UBPS, JetPay and the ADC Entities replaces in its entirety the Supplemental Unaudited Pro Forma Condensed Combined Financial Information contained in the Proxy Statement. They are provided to assist shareholders in their analysis of the financial aspects of the transactions described in the JetPay Agreement and the ADC Agreement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combined the historical statements of operations of the JetPay and the ADC Entities for the year ended December 31, 2011 with the adjusted historical statement of operations of UBPS, after adjusting for the switch of UBPS’s fiscal year end from September 30 to December 31, giving effect to the acquisitions as if they had occurred on January 1, 2011.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combined the historical statements of operations of the JetPay and the ADC Entities for the six months ended June 30, 2012 with the adjusted historical statement of operations of UBPS, after adjusting UBPS from a September 30 fiscal year end to a December 31 year end, giving effect to the acquisitions as if they had occurred on January 1, 2012.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of UBPS, JetPay and the ADC Entities as of June 30, 2012 giving effect to the transactions described in the respective Acquisition Agreements between UBPS and each of JetPay and the ADC Entities as if they had occurred on June 30, 2012.

The ADC Entities have proposed obtaining a term loan in the amount of $9 million as described in the Proxy Statement. This term loan would remain outstanding following the closing. Additionally, JetPay intends to amend a note payable to a former owner in the amount of $8 million so that it will also remain outstanding following the closing.

This combination will require no additional financing from sources outside of the sources described above and funds currently held in the trust.

Management assumes that shareholders holding 6,000,000 shares of UBPS Common Stock would exercise their redemption rights pursuant to the alternative combination scenario at a price of $6.08, the pro rata share of the balance of the trust fund. For purposes of convenience, this alternative is being labeled the “Redemption of 6 million shares”.

The principal terms of the acquisitions and related financing, among others are as follows:

(1)	ADC

UBPS intends to assume a $9 million term loan and repay it over its term, to be obtained by the ADC Entities, outstanding following closing. This loan will be a seven year term loan requiring principal to be repaid in monthly installments following a seven year amortization schedule. The interest rate on this loan will be 4% per annum. The commitment fee on the loan, which will be borne by UBPS, will be $22,500.

The sellers of the ADC Entities will be paid $7 million cash and 1,000,000 shares of UBPS common stock at closing and will receive an additional $2 million in cash at the two year anniversary of the closing.

(2)	JetPay

JetPay intends to negotiate an amendment to its $8 million note payable to a former owner of JetPay so that it will remain outstanding following closing. This note incurs interest at the rate of 6.25% to March 2013; 7.25% from April 2013 to March 2015 and 8% from April 2015 to March 2016. Principal amortization payments are $32,244 per month.

The sellers of JetPay will receive $20 million cash and 2,000,000 shares of UBPS common stock at closing. In addition, the sellers will receive $5 million in cash when the trading price of UBPS Common Stock trades in excess of $9.50 per share for any twenty trading days out of a thirty day period and 833,333 shares of UBPS Common Stock if and when the share price of UBPS Common Stock trades in excess of $8.00 per share for 60 consecutive days. If more than 4,740,746 shares of UBPS Common Stock are redeemed, JetPay has agreed to exchange the cash to be held in escrow for up to 1,666,667 shares of UBPS Common Stock at $6.00 per share.

(3)	Management assumes that 6,000,000 shares of UBPS Common Stock will be redeemed at a per share price of $6.08, the pro rata per share value of the trust fund such that total redemptions will equal $36,480,000 which would leave $32,224,000 remaining in the trust fund to fund the acquisitions.

(4)	The acquisition of JetPay and the ADC Entities will be accounted for under the acquisition method.

Assuming that up to $10 million in cash payable to the sellers of JetPay is exchanged for 1,666,667 shares of UBPS Common Stock, consummation of this transaction under these terms is conditioned, upon other things, of holders of no more than 7,701,272 shares of UBPS Common Stock issued in the initial public offering requesting redemption.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the acquisitions, are factually supportable and, in the case of the unaudited pro forma statements of operations data, are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Information” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisitions.

This information should be read together with UBPS’s, JetPay’s and the ADC Entities’ financial information and related notes “Supplemental Unaudited Pro Forma Condensed Combined Financial Information” and other financial information included in the Proxy Statement mailed on or around November 14, 2012.

Pursuant to the Restated Certificate of Incorporation of UBPS, UBPS is providing all holders of shares of UBPS Common Stock acquired in its initial public offering with the opportunity to have their shares redeemed in connection with the proposed transaction for cash equal to the applicable redemption price per share, subject to the limitations set forth in accordance with the Restated Certificate of Incorporation of UBPS.

The aggregate purchase price as of June 30, 2012 for the net assets of JetPay and the ADC Entities based upon the pro forma assumptions contained herein is as follows:

Cash and shares of UBPS as consideration to selling stockholders (including guaranteed future consideration)	$56,141,361
Less: net assets acquired	-1,767,076
57,908,437
Add: deferred tax liability	23,163,375
Total amount to be allocated to assets acquired	$81,071,812

Based upon a preliminary allocation, utilizing currently available information and contingent upon the closing of the acquisitions, $36,945,000 of the excess of the purchase price of the net assets acquired over the carrying value of the acquired net assets as of June 30, 2012 has been allocated to identifiable intangible assets. Deferred income taxes have been provided on the difference between the income tax basis of the net assets acquired and the cost.

Upon the closing of the transaction, UBPS will engage a firm to prepare a final valuation of the assets acquired, both identified and unidentified and the allocation to identifiable intangible assets is subject to change.

This information is being provided to aid in the analysis of the financial aspects of the combination. The supplemental unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of UBPS, the ADC Entities and JetPay and the related notes thereto. The supplemental unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the combination taken place on the dates noted or the future financial position or operating results of UBPS after the combination.

This replacement supplemental unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have actually been achieved if the combination had been consummated as of the beginning of the period indicated nor is it necessarily indicative of the future operating results of UBPS after the combination.

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2012

							Combined
							Assuming
				Combined Before	Pro Forma		Redemption of
				Acquisition	Acquisition		6,000,000
	UBPS	JetPay	The ADC Entities	Adjustments	Adjustments	Note #	Shares

Assets
Current assets
Cash and cash equivalents	$6,967	$836,758	$2,191,765	$3,035,490	$68,802,558	A	$4,838,687
					(36,480,000)	A
					(3,273,000)	C
					(232,500)	D
					(35,991,361)	E
					(22,500)	E

Restricted Cash	-	101,972	44,180,072	44,282,044			44,282,044
Accounts receivable, trade	-	2,857,689	11,175,524	14,033,213			14,033,213
Accounts receivable, related parties	-	69,760	-	69,760			69,760
Inventory	-	-	69,761	69,761			69,761
Prepaid expenses and other current assets	-	76,539	242,566	319,105			319,105

Total current assets	6,967	3,942,718	57,859,688	61,809,373			63,612,570

Property, Plant and equipment	-	465,576	656,179	1,121,755			1,121,755

Other assets
Cash and cash equivalents held in trust	68,802,558	-	-	68,802,558	(68,802,558)	A	-
Goodwill	-	-	14,000	14,000	20,963,437	E	44,140,812
					23,163,375	G
Deposits	-	2,280,215	-	2,280,215			2,280,215
Deferred financing costs	-	-	-		22,500	E	22,500
Customer relationships and related covenants	-	-	-		30,945,000	E	30,945,000
Software and technology	-	-	-		6,000,000	E	6,000,000
Other assets	-	-	34,870	34,870			34,870

Total other assets	68,802,558	2,280,215	48,870	71,131,643			83,423,397

Total assets	$68,809,525	$6,688,509	$58,564,737	$134,062,771			$148,157,722

Liabilities and Stockholders' Equity
Current Liabilities
Note payable, current maturities	$232,500	$404,487	$-	$636,987	$(232,500)	D	$382,892
					(21,595)	E
Accounts payable	257,872	2,583,384	302,650	3,143,906	(125,000)	C	3,018,906
Payroll taxes payable	-	-	54,744,999	54,744,999			54,744,999
Accrued expenses	-	314,478	706,074	1,020,552			1,020,552
Other current liabilities	-	-	254,893	254,893			254,893

Total current liabilities	490,372	3,302,349	56,008,616	59,801,337			59,422,242

Bank loans payable					9,000,000	E	9,000,000
Note payable - long term	-	7,617,108	-	7,617,108			7,617,108
ISO reserves	-	113,844	-	113,844			113,844
Payable to sellers	-	-	-		2,000,000	E	2,000,000
Long-term deferred tax liability	-	-	-		23,163,375	G	23,163,375
Due to stockholders	-	-	30,000	30,000	(30,000)	E	-
Total liabilities	490,372	11,033,301	56,038,616	67,562,289			101,316,569

Commitments and contingencies

Common stock subject to possible redemption,	63,776,921			63,776,921	(36,480,000)	A
10,494,067 shares at June 30, 2012 at redemption value		-	-		(27,296,921)	B

Stockholders' Equity
Common stock, $0.01 par value. Authorized	3,826	-	7,474	11,300	4,494	B	11,320
100,000,000 shares. Issued and outstanding					3,000	E
at June 30, 2012 - 11,319,693 shares assuming redemption of 6,000,000 Public Shares.					(7,474)	E

Additional paid-in capital	5,165,954	-	37,853	5,203,807	27,292,427	B	50,605,381
					18,147,000	E
					(37,853)	E

Retained Earnings	(627,548)	(4,344,792)	2,425,685	(2,546,655)	1,919,107	E	(3,775,548)
					(3,148,000)	C
Treasury stock	-	-	(152,250)	(152,250)	152,250	E	-
Non-controlling interest	-	-	207,359	207,359	(207,359)	E	-

Total Stockholders' Equity	4,542,232	(4,344,792)	2,526,121	2,723,561			46,841,153

Total Liabilities and Stockholders' Equity	$68,809,525	$6,688,509	$58,564,737	$134,062,771			$148,157,722

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2012

							Combined
							Assuming
				Combined Before	Pro Forma		Redemption of
				Acquisition	Acquisition		6,000,000
	UBPS	JetPay	The ADC Entities	Adjustments	Adjustments	Note #	Shares

Revenues:
Processing fees	$-	$9,154,591	$6,072,809	$15,227,400			$15,227,400
Equipment & lease sales - Net	-	-	-	0			-

Total revenues	-	9,154,591	6,072,809	15,227,400			15,227,400

Costs and expenses :
Assessments and processing costs	-	4,699,717	2,223,189	6,922,906			6,922,906
Cost of equipment sales	-	-	-	0			-
Sales commissions	-	-	-	0			-
General and administrative expenses	419,179	3,531,203	3,104,365	7,054,747	$(1,381,382)	2	5,471,060
					(202,305)	7
Amortization of intangible assets	-	-	-		2,297,250	5	2,297,250
Related party expenses	33,901	-	-	33,901	(33,901)	1	-

Total costs and expenses	453,080	8,230,920	5,327,554	14,011,554			14,691,216

Operating income (loss)	(453,080)	923,671	745,255	1,215,846			536,184

Other income and (expenses)
Interest and dividend income	11,595	51,684	148,908	212,187			212,187
Interest expense	-	(265,906)	(1,500)	(267,406)	(181,607)	3	(449,013)
Other income and (expenses)	-	-	1,548	1,548			1,548

Total other income (expenses)	11,595	(214,222)	148,956	(53,671)			(235,278)

Income (loss) before income taxes	(441,485)	709,449	894,211	1,162,175			300,906

Income tax expense (benefit)	-	54,356	-	54,356	66,006	8	120,362

Net income (loss)	(441,485)	655,093	894,211	1,107,819			180,544

Less: Net income attributable to the non-controlling interest	-	-	86,568	86,568		9	-

Net income (loss) attributable to Controlling interest	(441,485)	655,093	807,643	1,021,251			180,544

Total comprehensive income (loss)	$(441,485)	$655,093	$807,643	$1,021,251			$180,544

Weighted average number of shares
Basic and diluted	14,319,693						11,319,693

Income (loss) per share
Basic and diluted	$(0.03)					4	$0.02

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2011

							Combined
							Assuming
				Combined Before	Pro Forma		Redemption of
				Acquisition	Acquisition		6,000,000
	UBPS	JetPay	The ADC Entities	Adjustments	Adjustments	Note #	Shares

Revenue:
Processing fees	$-	$17,473,475	$12,326,468	$29,799,943			$29,799,943

Total revenue		17,473,475	12,326,468	29,799,943			29,799,943

Costs and expenses :
Processing costs	-	9,995,185	4,295,028	14,290,213			14,290,213
General and administrative expenses	115,284	4,761,121	8,194,672	13,071,077	$(2,762,764)	2	10,308,313
Amortization of intangible assets	-	-	-		4,594,500	5	4,594,500
Related party expenses	78,599	-	-	78,599	(78,599)	1	-

Total costs and expenses	193,883	14,756,306	12,489,700	27,439,889			29,193,026

Operating income (loss)	(193,883)	2,717,169	(163,232)	2,360,054			606,917

Other income and (expenses)
Interest income	9,387	43,404	303,885	356,676			356,676
Interest expense	-	(389,141)	(3,000)	(392,141)	(360,214)	3	(752,355)
Other income and (expenses)	-	-	2,848	2,848			2,848

Income (loss) before income taxes	(184,496)	2,371,432	140,501	2,327,437			214,086

Income tax expense (benefit)	-	219,497	1,000	220,497	(134,863)	8	85,634

Net income (loss)	(184,496)	2,151,935	139,501	2,106,940			128,452

Less: Net income attributable to the non-controlling interest	-	-	37,357	37,357		9	-

Net income (loss) attributable to Controlling interest	(184,496)	2,151,935	102,144	2,069,583			128,452

Total comprehensive income (loss)	$(184,496)	$2,151,935	$102,144	$2,069,583			$128,452

Weighted average number of shares
Basic and diluted	14,319,693						11,319,693

Income (loss) per share
Basic and diluted	$(0.01)					4	$0.01

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPPORATION

Notes to Supplemental Unaudited Pro Forma Condensed Combined Balance Sheet

Note A	Under the terms of the Restated Certificate of Incorporation of UBPS, UBPS can complete a transaction in the event all shares subject to redemption are redeemed by stockholders, subject to maximum redemption request of less than 87.62% ("Assuming Maximum Redemption").

The Supplemental Pro Forma assumes that 6,000,000 shares are redeemed by public shareholders share for a total redemption of 36,480,000. at a pro rata share of the funds held in the trust account equal to $6.08 per share for total redemptions of $36,480,000.

This entry records the transfer of funds from the trust account to cash available to UBPS and the adjustment of available cash to redeem 6,000,000 shares for $36,480,000.

Note B	Assuming redemptions of 6,000,000 shares at a cost of $36,480,000, this entry records the transfer of the shares subject to redemption and not redeemed (4,494,067) to permanent capital.

Note C	To record estimated costs of completing the merger, including legal, accounting, consultants, proxy solicitation and financial advisory services as shown in the following table:

Schedule of Estimated Costs of Closing Transaction

Advisory services	$2,070,000
Legal fees	650,000
Consulting fees	200,000
Accounting and auditing fees	138,000
Other consulting, advisory and miscellaneous fees	215,000

Total estimated closing costs to be paid at closing	3,273,000

Less: amounts accrued but unpaid at June 30, 2012 primarily accounting and auditing fees	125,000

Estimated costs to be expensed at closing	$3,148,000

Note D	To record repayment of note payable to affiliated company controlled by the Chairman and Chief Executive Officer of UBPS $232,500

Note E	Represents the pro forma entries to record the acquisition of JetPay and the ADC Entities, recording the common stock to be issued and the purchase price of the acquisitions in excess of the fair value of acquired assets.

The combination constitutes an acquisition method transaction under US GAAP, with UBPS acquiring JetPay and the ADC Entities. The cash and securities to be issued to the stockholders of the companies to be acquired are shown in the following table.

In addition to the securities to be issued upon completion of the acquisition, the sellers will be paid additional cash and common stock if certain conditions are met, as described in the Proxy Statement.

At closing of the proposed transaction, certain amounts of the cash and common stock consideration to be paid to the sellers will be held in escrow to be released to the sellers after all potential liabilities with respect to certain claims have been satisfied and after withholding for any claims against the seller company. These escrowed amounts are not under the control of UBPS and are not forfeitable, and have not been included in the Pro Forma Balance Sheet.

In accordance with US GAAP, the securities issued to the sellers of JetPay and the ADC Entities have been valued at fair value, the best measure of which is the closing market price of the share of UBPS Common Stock which was $6.05 as of November 30, 2012.

Of the deferred consideration due the sellers in the future, $2 million is guaranteed to be paid and has been recorded in the Pro Forma Balance Sheet as of June 30, 2012. The balance of deferred consideration due the sellers in the future, of $10 million in cash and $15 million in common stock valued at $6.05 per share is subject to conditions that Management believes are not likely to be achieved and have not been recorded in the Pro Forma Balance Sheet at June 30, 2012.

UBPS is assuming a $9,000,000 bank loan obtained by the ADC Entities.

The interest rate on the $9,000,000 bank loan is 4.0% per annum with a term of 7 years with principal payment of equal monthly installments over 7 years.

UBPS will incur commitment fees $22,500 which is being amortized over 7 years.

UBPS is also assuming amounts owed to a former owner of JetPay in the amount of $8,000,000 evidenced by a note payable on the books of JetPay. The interest rate on the note is 6.25% through March 2013, 7.25% from April 2013 to March 2015 and 8.0% from April 2015 through March 2016, with monthly principal repayments of $32,244.

UBPS is not assuming certain obligations of the acquired companies and accordingly, these obligations, amounting to $51,595 at June 30, 2012 are being eliminated under the acquisition method.

	Consideration assuming redemption of 6,000,000 shares
	JetPay	The ADC Entities	Total

Cash consideration at closing before adjustment	$20,000,000	$7,000,000	$27,000,000
Debt assumed from sellers	$-	$9,000,000	$9,000,000

Total consideration to be paid assumed at closing	$20,000,000	$16,000,000	$36,000,000

Adjustments to cash consideration at closing:
Working capital adjustment	(859,631)	850,992	(8,639)

Consideration before stock consolidation to be paid at closing	19,140,369	16,850,992	35,991,361

Common stock consideration to be issued at closing
Shares to be issued	2,000,000	1,000,000	3,000,000
Fair value at October 4, 2012 of shares to be issued	$6.05	$6.05	$6.05

Total common stock consideration to be issued	12,100,000	6,050,000	18,150,000

Total consideration to be paid or issued at closing	31,240,369	22,900,992	54,141,361

Deferred consideration guaranteed to be paid in the future	-	2,000,000	2,000,000

Total consideration due to sellers	$31,240,369	$24,900,992	$56,141,361

	Calculation of purchase price in excess of net assets acquired
	JetPay	The ADC Entities	Total

Net cash consideration to be paid at closing and assumed debt	$19,140,369	$16,850,992	$35,991,361
Common stock consideration to be paid at closing	12,100,000	6,050,000	18,150,000
Guaranteed deferred consideration	0	2,000,000	2,000,000

Total consideration to sellers at closing	31,240,369	24,900,992	56,141,361

Net assets acquired:
Total assets, June 30, 2012	6,688,509	58,564,737	65,253,246

Less Net liabilities:
Total liabilities, June 30, 2012	11,033,301	56,038,616	67,071,917
Less: obligations not assumed	(21,595)	(30,000)	(51,595)

Net liabilities, June 30, 2012	11,011,706	56,008,616	67,020,322

Net book value, per books as adjusted, June 30, 2012	(4,323,197)	2,556,121	(1,767,076)

Excess of purchase price over net book value of assets acquired before reallocation to identifiable intangibles	$35,563,566	$22,344,871	$57,908,437

While a final determination of the value of identifiable intangibles has not been completed, management has made an initial determination that approximately $36,945,000 of the excess of cost over the net book value of the net assets should be allocated to identifiable intangible assets as shown in the table below:

	Estimated Identifiable Intangible Assets
	JetPay	The ADC Entities	Total

Software and technology	$2,500,000	$3,500,000	$6,000,000

Customer relationships and related covenants	15,749,000	15,196,000	30,945,000

Total initially estimated identifiable intangible assets	$18,249,000	$18,696,000	$36,945,000

Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost.

Based on the above estimate of identifiable intangibles, the unidentified excess of purchase price over fair value of assets acquired is as shown below and has been recorded as goodwill:

Total excess of purchase price over fair value of assets acquired	$57,908,437

Less estimated identified intangibles:
Software and technology	6,000,000
Customer relationships and related covenants	30,945,000

Unidentified excess of purchase price over fair value of assets acquired (goodwill)	$20,963,437

Management believes the technology inherent in each of the companies and not recognized on the books of the companies has substantial unrecognized value. Their initial determination is based on their estimate of the replacement cost of the scalable technology being acquired.

In addition, management has made an initial determination that the value of customer relationships, based on the nature of contracts with customers and expected future revenue streams and related non-compete covenants. Their analysis was based on the estimated future gross profit generated by existing customer and relationships, after applying historical attrition rate of customer and clients and applying a modest estimate of organic growth from remaining customers and discounting the results by 35%, which management believes is a fair representation of the risk structure of the businesses to be acquired.

The initial values to be attributed to the identified intangibles are subject to formal appraisal and valuation subsequent to the closing of the transaction and are subject to change.

Note F	The capital accounts of UBPS post transaction reflect the issuance of shares to the sellers of JetPay and ADC valued at fair market value ($6.05 on November 30, 2012) resulting in capital at closing and included in the Unaudited Pro Forma Condensed Combined Balance as shown below:

	June 30, 2012
	Before	Assuming
	Consummation	Redemption of
	of	6,000,000
	Transaction	Shares

UBPS Capital, before transaction	$4,542,232	$4,542,232
Common stock subject to redemption		63,776,921
Fair market value of shares issued to sellers at closing:
JetPay		12,100,000
The ADC Entities		6,050,000
Estimated expenses associated with the transactions		(3,148,000)
Less: 6,000,000 shares redeemed		(36,480,000)

UBPS capital, post transaction	$4,542,232	$46,841,153

Note G	Because there is no step up in tax basis due to the nature of the transactions, there is a permanent difference between amortization recorded for GAAP and tax. This permanent tax difference will be reduced for annual amortization of the amortizable intangibles recorded in the transaction and will be reduced only for impairment of Goodwill or sale of the assets.

This entry recording the long term deferred tax liability reflects the permanent long term deferred tax liability.

Total identified and unidentified intangibles	$57,908,437
Estimated marginal tax rate	40%

Long-term deferred tax liability	$23,163,375

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPPORATION

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Note 1	To eliminate the administrative fee (year ended December 31, 2011 - $78,599; six months ended June 30, 2012 - $33,901) that per agreement was paid to a company affiliated with the Chairman and CEO of UBPS. This agreement terminates upon consummation of a business combination.

Note 2	Based on contractual agreements with the sellers and with certain officers who will continue to be employees of the Company, salaries and related costs will be reduced as shown in the following table and are reflected in the pro forma income statements:

	Twelve months	Six months
	ended	ended
	December 31,	June 30,
	2011	2012

Salary, bonus and related tax saving - The ADC Entities	$2,762,764	$1,381,382

The savings in the ADC Entities for the year ended December 31, 2011 reflects an agreed upon reduction in compensation for the owners and certain executives who will remain with the company from a total of $3,530,238 (including bonuses) to a total of $767,474, reflecting the new employment agreements had they been in effect for the year ended December 31, 2011.

For the six months ended June 30, 2012, compensation to these same individuals would have been reduced from $1,765,119 to $383,737.

Note 3	UBPS is assuming a $9,000,000 bank loan obtained by ADC and is assuming a note payable to a former owner of JetPay in the amount of $8,000,000.

The interest rate on the $9,000,000 bank loan is 4.0% per annum with a term of 7 years with principal payment of equal monthly installments over 7 years.

UBPS will incur commitment fees $22,500 which is being amortized over 7 years.

UBPS is also assuming amounts owed to a former owner of JetPay in the amount of $8,000,000 evidenced by a note payable on the books of JetPay. The interest rate on the note is 6.25% through March 2013, 7.25% from April 2013 to March 2015 and 8.0% from April 2015 through March 2016, with monthly principal repayments of $32,244.

Interest and fee expense on the bank loan and note payable assumed by the company of $863,214 and $431,607 has been recorded for the year ended December 31, 2011 and the six months ended June 30, 2012 respectively, including fees of $3,214 and $1,607 for the year ended December 31, 2011 and six months ended June 30, 2012 respectively.

Note 4	Earnings per share is based on the weighted shares that would have been outstanding assuming the business combination was effectuated on January 1, 2011 and January 1, 2012. In addition, it was assumed that the initial public offering of 12,000,000 shares occurred prior to January 1, 2011. Shares repurchased during calendar year 2011 and 2012 were weighted based on the trade date.

In addition to the shares issued, 833,333 shares of UBPS Common Stock are contingently due to the sellers of JetPay in the combination, based on the occurrence of certain events in the future. Since those events are in the future and are not certain at the present time, the shares contingently issuable have not been included in either basic or diluted earnings per share. Had these contingently issuable shares been deemed to be issued at January 1, 2011 and January 1, 2012 as part of the combination, the pro forma diluted earnings per share assuming no share redemptions would have been $0.02 and $0.01 per share for the year ended December 31, 2011 and the six months ended June 30, 2012 respectively.

UBPS's historical statement of operations includes a presentation of earnings per share for UBPS Common Stock excluding shares of UBPS Common Stock subject to possible redemption. Since any redemptions will be a one-time event occurring at closing, pro forma basic and diluted earnings per share is presented including common shares which are no longer subject to redemption, and assuming the redemption of 6,000,000 shares of UBPS Common Stock.

Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares as follows:

	Year Ended December 31, 2011
	Before	Assuming
	Consummation	Redemption of
	of	6,000,000
	Transaction	Shares

UBPS pro forma weighted average shares	14,319,693	8,319,693
Weighted average of shares issued in transactions		3,000,000
Weighted average of shares redeemed

UBPS pro forma weighted average shares - basic and diluted	14,319,693	11,319,693

	Six Months Ended June 30, 2012
	Before	Assuming
	Consummation	Redemption of
	of	6,000,000
	Transaction	Shares

UBPS pro forma weighted average shares	14,319,693	8,319,693
Weighted average of shares issued in transactions		3,000,000
Weighted average of shares redeemed

UBPS pro forma weighted average shares - basic and diluted	14,319,693	11,319,693

Fully diluted earnings per share is not presented because the effect would be anti-dilutive under the treasury method. The $6.90 per share exercise price for the 18,960,000 warrants and the underwriters purchase option to purchase 600,000 units at $6.60 per unit is more than the fair market value of the common shares of $6.05.

Note 5	The estimated life and the annual amortization of the intangibles in Note F are shown below:

		Amortization
		for the
		Year ended
	Estimated	December 31,
	Life (Years)	2011

Software and technology	4	$1,500,000

Customer and supplier relationships	10	3,094,500

		$4,594,500

Note 6	At the inception of UBPS, UBPS elected to have a fiscal year ending on September 30. As of the closing of these contemplated transactions, UBPS will adopt a fiscal year ending on December 31. The statements of operations of UBPS included herein have been adjusted to reflect a fiscal year ending on December 31.

Note 7	Reflects the elimination of expenses related to the transaction that were previously recorded as general and administrative expenses in the accounts of UBPS as shown below:

Accrued accounting and auditing fees	$125,000
Expense deposit to banker	50,030
Consulting expenses	16,463
Travel expenses	10,812

Transaction expenses in general and administrative expenses eliminated	$202,305

Note 8	Adjusts Federal tax expense (benefit) for consolidated tax purposes to an estimated tax rate of 40%.

Note 9	Prior to the transactions, the non controlling interests will be acquired by the controlling stockholders.

SELECTED SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Six Months Ended
June 30, 2012

Combined
Assuming
Redemption of
6,000,000
Shares

Statement of Operations Data:
Revenue	$15,227,400
Operating expenses	14,691,216

Operating income (loss)	536,184
Interest and dividend income	(449,013)
Other income (expense)	212,187
Other income	1,548

Income (loss) before income tax expense	300,906
Income tax expense	120,362

Net income	$180,544

Pro forma weighted average number of
shares outstanding - basic and diluted	11,319,693

Pro forma net income (loss) per shares -
basic and diluted	$0.03

Twelve Months Ended
'December 31, 2011

Combined
Assuming
Redemption of
6,000,000
Shares

Revenue	$29,799,943
Operating expenses	29,193,026

Operating income (loss)	606,917
Interest and dividend income	(752,355)
Other income (expense)	356,676
Other income	2,848

Income (loss) before income tax expense	214,086
Income tax expense	85,634

Net income	$128,452

Pro forma weighted average number of
shares outstanding - basic and diluted	11,319,693

Pro forma net income (loss) per shares -
basic and diluted	$0.01

As of June 30, 2012

Combined
Assuming
Redemption of
6,000,000
Shares
Balance Sheet Data:
Cash and cash equivalents	$4,861,187
Restricted cash	44,282,044
Accounts and amounts receivable	14,033,213
Inventory	69,761
Prepaid expenses and other current assets	319,105
Net property and equipment	1,121,755
Goodwill	44,140,812
Other intangible assets	36,945,000
Other assets	2,407,345

Total assets	$148,180,222

Accounts payable and accrued expenses	$58,784,457
Current debt payable	382,892
Other current liabilities	254,893
Long term debt payable	16,617,108
Convertible Preferred Stock
Other long term liabilities	25,277,219
Total stockholders equity	46,863,653

Total liabilities and stockholders' equity	$148,180,222

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share data for UBPS, JetPay and the ADC Entities and supplemental unaudited pro forma combined per share ownership information after giving effect to the proposed business combination, assuming that UBPS Common Stock in the aggregate of 6,000,000 shares are redeemed and bank loans and other debt in the amount of $17,000,000 is assumed (and certain cash consideration payable accordingly reduced).

UBPS is providing this information to assist you in your analysis of the financial aspects of the proposed business combination. The historical information should be read in conjunction with “Selected Historical Financial Information of UBPS”, “Selected Historical Financial Information of JetPay”, “Selected Historical Financial Information of the ADC Entities”, “Unaudited Pro Forma Condensed Information” and related notes thereto included in the Proxy Statement and this 8-K. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial data and related notes included elsewhere in the Proxy Statement and this 8-K.

This supplemental unaudited pro forma combined condensed information does not purport to represent what the actual results of operations of UBPS, JetPay and the ADC Entities would have been had the business combination been completed or to project UBPS’s results of operations that may have been achieved after the proposed business combination. The unaudited pro forma book value per share information below does not purport to represent what the value of UBPS, JetPay and the ADC Entities would have been had the business combination been completed nor the book value per share for any future date or period.

		Year ended	Six months ended
	Note #	December 31,2011	June 30, 2012

Historical data per share of UBPS
Loss per share, basic and diluted	1	$(0.01)	$(0.03)
Book value per share of common stock
Carrying value of stockholders' equity	2	$4,983,717	$4,542,232
Shares of common stock outstanding		3,825,699	3,825,626
Book value per share of common stock		$1.30	$1.19

		Year ended
		December 31,	Six months ended
	Note #	2011	June 30, 2012

Historical data of JetPay
Net income	4	$655,093	$2,050,203
Distributions to members		$357,000	$
Carrying value of members equity	3,4	$ N/A	$(4,344,792)

		Year ended	Six months ended
	Note #	December 31, 2011	June 30, 2012

Historical data per share of the ADC Entities
Net income before tax allocated to controlling interest		102,144	807,643
Total common shares outstanding		86,744	86744
Income per share, basic and diluted		1.18	9.31
Book value per share of common stock:
Carrying value of stockholder's equity		N/A	2,318,762
Shares of common stock outstanding		N/A	86,744
Book value per share of common stock		N/A	26.73

Assuming
Redemption of
Pro forma combined amounts -	6,000,000 Shares
Income(loss) per share - basic and diluted
Year ended December 31, 2011	$0.01
Six months ended June 30, 2012	$0.02
Book value per share of common stock as of June 30, 2012:	0.05
Carrying value of stockholders' equity	$46,841,153
Shares of common stock outstanding	11,319,693
Book value per share of common stock	$4.14

Note 1- UBPS originally reported based on a September 30 year end. The UBPS financial results have been restated based on a December 31 year end as proposed in this transaction.

Note 2- Excludes shares subject to redemption

Note 3 - Not applicable as pro forma balance sheet for the year ended December 31, 2011 has not been provided.

Note 4 - JetPay is a limited liability company. Accordingly all income is allocated to members. There are no shares of common stock outstanding.

Transfer or Cancellation of Founder Shares / Issuance of New Shares

In order to ensure that public shareholders own a larger percentage of the outstanding UBPS Common Stock, prior to consummation of the transactions described in the Proxy Statement, UBPS’s initial stockholders, who purchased an aggregate of 3,000,000 shares of UBPS Common Stock and warrants prior to its initial public offering, may transfer certain of their shares or warrants to certain public shareholders or cancel such shares and issue an identical amount of new shares in a private placement to certain public investors.

Additional Information and Where to Find It

In connection with the JetPay Agreement, the EMS Agreement and the ADC Agreement, UBPS filed a definitive proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”) on November 13, 2012. The definitive proxy statement has been mailed to stockholders of UBPS. Investors and stockholders of UBPS are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transactions. Copies of these documents may be obtained free of charge by making a request to UBPS in writing to UBPS, 150 North Radnor-Chester Road, Suite F-200, Radnor, PA 19087. In addition, documents filed with the SEC by UBPS may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” or on UBPS’s website at www.ubpsac.com.

Information Regarding Participants

UBPS and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from UBPS’s stockholders in respect of the transactions. Information concerning the ownership of UBPS’s securities by UBPS’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5. Information regarding UBPS’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interests in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Third Amendment to the JetPay Agreement, dated as of December 4, 2012, by and among UBPS and JetPay

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah

Name: Bipin C. Shah
Title: Chairman and Chief Executive Officer